Exhibit 99.1

LIZ CLAIBORNE, INC.

AMENDED AND RESTATED 2011 SPECIAL RETENTION AWARD

NOTICE OF AWARD TO:

PARTICIPANT NAME:	Andrew Warren

PARTICIPANT ID:	XXXX

GRANT DATE:	March 1, 2011

192,600

NUMBER OF RESTRICTED STOCK UNITS

We are pleased to inform you that, pursuant to the Company’s 2005 Stock Incentive Plan, the Compensation Committee of the Board of Directors of Liz Claiborne, Inc., has made an award to you, subject to the terms and conditions set forth in the attached Award Agreement.  This amended and restated notice of award is made as of June 13, 2011.

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Amended and Restated 2011 Special Retention Award Agreement

This Amended and Restated Award Agreement (the “Award Agreement”) is entered into as of June     , 2011, by and between Liz Claiborne, Inc. (the “Company”) and the employee named in the attached Notice of Award (the “Participant”).  This Award Agreement amends and restates the agreement between the Company and the Participant dated as of the Grant Date set forth in the attached Notice of Award (the “Grant Date”).

The Compensation Committee (the “Committee”) of the Board of Directors of the Company (“Board”) has made the award described herein (the “Award”) to the Participant under the 2005 Stock Incentive Plan (the “Plan”) and authorized and directed the execution and delivery of the Award Agreement.

1.                                       2011 Special Retention Award.  The Award consists of a number of restricted stock units set forth in the Notice of Award.

2.                                       Vesting.

(a)                          The Participant shall vest in the Award upon the earlier of (i) the last date of the quarter during the Performance Period in which the Company first achieves adjusted earnings per share that equals or exceeds $1.00 (the “Performance Metric”) and (ii) July 1, 2013; provided that the Participant does not experience a separation from service from the Company prior to such date.  The Committee shall determine and certify in writing whether the Performance Metric was achieved.  The date on which the Award vests pursuant to this Section 2 is referred to as the “Vesting Date”.

(b)                                 The “Performance Period” shall be the period beginning on the Grant Date and ending on the earlier of (i) July 1, 2013 or (ii) a Change in Control.

(c)                                  For purposes of the Award, “Change in Control” shall be deemed to have occurred upon the happening of any of the following events: (i) any “person,” including a “group,” as such terms are defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 35% or more of the outstanding shares of common stock of the Company (“Shares”); (ii) the sale of all or substantially all of the assets of the Company; or (iii) the election or appointment during any 12-month period of a majority of the members of the Board whose election or appointment is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

3.                                       Adjustments.  In the event of the sale, disposition, acquisition, restructuring, discontinuance of operations or other extraordinary corporate event in respect of a material business during the Performance Period, the Committee shall review and adjust the Performance Metric in order to ensure that the achievement of the Performance Metric following such event is no more probable than the achievement prior to such event.  Any determination by the Committee under this Section 3 shall be final, binding and conclusive.

4.                                       Settlement of Awards.  The Award shall be settled as soon as practicable following the applicable Vesting Date, but in no event later than the date that is 2½ months after the end of the calendar year in which the applicable Vesting Date occurs (the “Settlement Date”).  The Award shall be settled by delivery to the Participant of one Share with respect to each restricted stock unit set forth in the Notice of Award.

5.                                       Termination of Employment.

(a)                                  Except as set forth in Section 5(b),if the Participant’s employment terminates for any reason prior to the Vesting Date,  the Award shall be cancelled and the Participant will have no rights with respect to the Award.  In addition, if prior to the Settlement Date, the Executive is terminated for Cause the Award shall be cancelled and the Participant will have no rights with respect to the Award.

(b)                                 If the Participant’s employment is terminated by the Company without Cause or the Participant resigns his employment for Good Reason (each term as defined in the Executive Severance Agreement between the Company and the Executive dated as of January 1, 2011), vesting of the Award shall accelerate and the Award shall settle within sixty (60) days following the Participant’s separation from service.

6.                                       Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect the Award until Shares are delivered to the Participant upon settlement of the Award.

7.                                       Plan Provisions to Prevail.  The Award is subject to all of the terms and provisions of the Plan.  In the event that there is any inconsistency between the provisions of the Award Agreement and the Plan, the provisions of the Plan shall govern.

8.                                       Withholding Taxes.  Prior to the delivery of Shares pursuant to the Award, the Company shall withhold from such delivery a number of Shares in an amount sufficient, in the opinion of the Company, to satisfy all federal, state, local and other tax that the Company is required to withhold with respect to the Award on a Settlement Date.  The number of Shares to be withheld shall be calculated using the Fair Market Value of the Shares on the applicable calculation date, rounded up to the nearest whole Share.

9.                                       Nature of Payments.  The grant of the Award is in consideration of services to be performed by the Participant for the Company and constitutes a special incentive payment.  The Award does not constitute salary, wages, regular compensation or contractual compensation for the year or grant or any subsequent year.  The parties agree that the Award is not to be included in or taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, (ii) any severance or other amounts payable under any other agreement between the Company and the Participant, or (iii) any other employment related rights or benefits under law or any plan, program or agreement.

10.                                 Administration.  By accepting the grant of the Award, the Participant agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or the Award Agreement.  Any action taken or decision made by the Company, the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Award or the Award Agreement shall lie within its sole and absolute discretion, shall not require the Participant’s consent and shall be final, conclusive and binding upon the Participant and all persons claiming under or through the Participant.  Any certifications by the Committee pursuant to the Award shall be determined in writing and may be in any form determined by the Committee (including as part of applicable meeting minutes).  By accepting the Award, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or decision made under the Award or the Award Agreement by the Company, the Board or the Committee or its delegates.

11.                                 Notices.  Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Corporate Secretary, Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Participant by notice as provided in this Section 11.  Any notice to be given to the Participant hereunder shall be addressed to the Participant’s home address of record, or at such other address as the Participant may hereafter designate to the Company by notice as provided herein.  A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

12.                                 Right of Discharge Preserved.  The grant of the Award and the terms set forth in the Award Agreement shall not confer upon the Participant the right to continue in the employ or other service of the Company, and shall not affect any right which the Company may have to terminate such employment or service.

13.                                 Successors and Assigns.  The terms of the Award Agreement shall be binding upon and inure to the benefit of the Company and the successors and assigns of the Company.  Except as otherwise determined by the Committee in its sole discretion, the Participant’s rights and interests under the Award and the Award Agreement may not be sold, assigned, transferred, or otherwise disposed of, or made subject to any encumbrance, pledge, hypothecation or charge of any nature.  If the Participant (or those claiming under or through the Participant) attempts to violate this Section 13, such attempted violation shall be null and void and without effect, and the Company’s obligation to make any payment to the Participant (or those claiming under or through the Participant) hereunder shall terminate.

14.                                 No Right to Future Awards.  The Award is a discretionary award.  Neither the Award Agreement, the Plan nor the grant of the Award confers on the Participant any right or entitlement to receive another award under the Plan or any other plan at any time in the future or with respect to any future period.

15.                                 Governing Law.  The Award and the Award Agreement shall be interpreted, construed and administered in accordance with the laws of the State of Delaware.

16.                                 Entire Agreement.  The Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the Award.  By accepting the Award, the Participant shall be deemed to accept all of the terms and conditions of the Award Agreement and the Plan.

17.                                 Amendments.  Notwithstanding any provision set forth in the Award Agreement and the Plan and subject to all applicable laws, rules and regulations, the Committee shall have the power to:  (i) without the Participant’s consent, alter or amend the terms and conditions of the Awards in any manner that the Committee considers necessary or advisable, in its sole discretion, to comply with, or take into account changes in, or interpretations or rescissions of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement; (ii) ensure that the Awards are not subject to federal, state, local or foreign taxes prior to ; or (iii) without the Participant’s consent, waive any terms and conditions that operate in favor of the Company.  Any alteration or amendment of the terms of the Awards by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof.

18.                                 Section 409A.  The Award is intended to constitute a “short-term deferral” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) and is intended to comply with the requirements of Section 409A of the Code so as not to be subject to taxes, interest or penalties under Section 409A of the Code.  The Award Agreement shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Participant of any tax, interest or penalty under Section 409A of the Code in respect of the Award.

(a)                                  Notwithstanding anything else herein to the contrary, any payment scheduled to be made to the Participant after the Participant’s separation from service shall not be made until the date six months after the date of the Participant’s separation from service to the extent necessary to comply with Section 409A(a)(B)(i) and applicable Treasury Regulations.  Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after the Participant’s separation from service.  For purposes of the Award, “separation from service” with the Company means a separation from service as defined in Section 409A of the Code determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.

(b)                                 If any provision of the Award Agreement or the Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of any additional tax, accelerated taxation, interest or penalties under Section 409A of the Code, the Company may modify the terms of the Award Agreement, or may take any other such action, without the Participant’s consent, a beneficiary or such other person, in the manner that the Company may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such additional tax, accelerated taxation, interest, or penalties or otherwise comply with Sections 409A of the Code.  This Section 18 does not create an obligation on the part of the Company to modify the Award Agreement and does not guarantee that the Award will not be subject to additional taxes, accelerated taxation, interest or penalties under Sections 409A of the Code.

LIZ CLAIBORNE
By the Compensation Committee
of the Board of Directors:

By:	/s/ Lisa Machacek
Authorized Signature

Name: Lisa Piovano Machacek

Consented and Agreed to:

/s/ Andrew Warren
Andrew Warren